UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

RAYONT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56020	27-5159463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, 3rd Floor, Palo Alto,

California, 94301

1 (855) 801-9792

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par $0.001 per share	RAYT	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointing of the Receivers from Commonwealth Bank of Australia

On March 28, 2022, Commonwealth Bank of Australia, the lender to subsidiaries of Rayont Inc, notified Rayont Holdings Pty Ltd (formerly known as No More Knots Holdings) and its subsidiaries that it has exercised its rights to enforce the security agreements as a result of defaults by appointing Michael McCann and Cameron Crichton of Grant Thornton as receivers and managers to following subsidiaries with immediate effect:

(a)	Rayont Holdings Pty Ltd (formerly No More Knots Holdings Pty Ltd) (ACN 656 670 736);

(b)	No More Knots (Taringa) Pty (ACN 146 411 869);

(c)	No More Knots (Clayfield) Pty Ltd (ACN 656 672 203);

(d)	No More Knots Pty Ltd (ACN 100 811 381); and

(e)	No More Knots (Newmarket) Pty Ltd (ACN 158 638 889)

The management of Rayont Holdings is negotiating an arrangement to pay its loans and retire the receivers and managers. A complete communication to this effect is attached to this Form 8K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAYONT INC.

Dated: March 31, 2023	By:	/s/ Marshini Aliya Moodley
Marshini Aliya Moodley
CEO and President

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Item 9.01 Financial Statements and Exhibits

Number	Description

1.01	On March 28, 2023, Commonwealth Bank of Australia, the lender to subsidiaries of Rayont Inc, notified Rayont Holdings Pty Ltd (formerly known as No More Knots Holdings) to appoint two receivers.

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